EXHIBIT "A"

Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Amendment—Business/Professional/Nonprofit

Check the appropriate box below:

☒ BUSINESS/PROFESSIONAL CORPORATION
(Complete only 1, 2, 3, 4, 6, 7)

☐ NONPROFIT CORPORATION
(Complete only 1, 2, 3, 5, 6, 7)

FILED
MAY 30 2007
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 432310-83

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in **Black Ink**.

1) **NAME OF CORPORATION PRIOR TO AMENDMENT:** **IAS COMMUNICATIONS, INC.**

2) **STATE THE ARTICLE NUMBER(S)** AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

SEE ATTACHED EXHIBIT "A"

3) **THE AMENDMENT WAS ADOPTED ON: MAY 24, 2007**

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4) **Check the Appropriate Statement**

☒ Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common	36,023,035	36,023,035	31,476,561	Ø

☐ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the Incorporators or by the board of directors.

NONPROFIT CORPORATION ONLY

5) **Check the Appropriate Statement**

☐ Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

☐ Membership approval was required. The membership vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) **Execution**

Signature	Printed Name	Title
J Robertson	JOHN ROBERTSON	PRESIDENT

7) **Contact Name** (TO RESOLVE QUESTIONS WITH THIS FILING.)

SUZANNE GRADL

DAYTIME PHONE NUMBER (Include area code.)

604-448-8834

FEES

Required Processing Fee $50

No Fee for Nonprofit Type Change Only

Confirmation Copy (Optional) $5

Processing Fees are nonrefundable.

Please make check payable to "Corporation Division."

NOTE:

Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

113 (Rev. 3/04)

Sally 05/30

Exhibit "A" to ARTICLES OF AMENDMENT -STATE OF OREGON

ARTICLE ONE (I), THE NAME OF THE CORPORATION IS IAS ENERGY, INC.

ARTICLE THREE (111), THE PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED ARE TO ENGAGE IN ANY LAWFUL ACTIVITY FOR WHICH CORPORATION MAY BE ORGANIZED UNDER ORS CHAPTER 60.

ARTICLE ELEVEN (XI], THESE ARTICLES OF INCORPORATION MAY BE AMENDED UPON A VOTE OF A MAJORITY OF THE SHARES OUTSTANDING, AND ENTITLED TO VOTE: SUCH VOTE TO BE TAKEN AT A SPECIAL MEETING OF THE SHAREHOLDERS HELD AFTER DUE NOTICE GIVEN IN ACCORDANCE WITH THE BY-LAWS.